Rule 10f-3 Transaction Form


Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)
CoreAlpha Bond Master Portfolio  (MIP_CORA)
AST BlackRock Global Strategies Portfolio - Core Active
(PRU-AA-CAB)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:

09-12-2013


Security Type:

BND/CORP



Issuer

Reynolds American Inc.  (2023)


Selling
Underwriter

Goldman, Sachs & Co.


Affiliated
Underwriter(s)

[X] PNC
[_] Other:


List of
Underwriter(s)

Citigroup Global Markets Inc., Goldman,
Sachs & Co., J.P. Morgan Securities LLC,
Credit Suisse Securities (USA) LLC,
Fifth Third Securities, Inc., Mizuho
Securities USA Inc., RBC Capital
Markets, LLC, Scotia Capital (USA) Inc.,
Wells Fargo Securities, LLC, BNY Mellon
Capital Markets, LLC, The Williams
Capital Group, L.P., PNC Capital Markets
LLC




Transaction Details

Date of Purchase

09-12-2013



Purchase
Price/Share
(per share / %
of par)

$99.922


Total
Commission,
Spread or
Profit

..650%



1.   Aggregate Principal Amount
Purchased (a+b)


$31,200,000


a.   US Registered Funds
(Appendix attached with
individual Fund/Client purchase)


$13,035,000


b.     Other BlackRock Clients


$18,165,000


2.   Aggregate Principal Amount of
Offering


$550,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)

0.05672



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[X] U.S. Registered Public Offering
[Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering
[Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[Issuer must have 3 years of continuous operations]
[_] Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]
[_] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES
[_] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased byok others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[_] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by: Dillip Behera                      Date: 09-16-2013

Global Syndicate Team Member




Approved by: Betsy Mathews-Steven DeLaura       Date: 09-17-2013

Global Syndicate Team Members